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                                                                    EXHIBIT 1O.5
                            [LOGO OF TOKHEIM HERE]


                              TOKHEIM CORPORATION


                                  SUPPLEMENTAL
                           EXECUTIVE RETIREMENT PLAN
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                               TABLE OF CONTENTS
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Section 1.  Definitions....................................................... 1

Section 2.  Participation..................................................... 3

Section 3.  Vesting........................................................... 3

Section 4.  Supplemental Retirement Benefit................................... 3

Section 5.  Post-Retirement Survivor Benefit.................................. 4

Section 6.  Pre-Retirement Survivor Benefit................................... 4

Section 7.  Beneficiary....................................................... 4

Section 8.  Forfeiture Provisions............................................. 4

Section 9.  Change in Control................................................. 4

Section 10.  Trust Fund....................................................... 6

Section 11.  Funding of Trust................................................. 6

Section 12.  General Provisions............................................... 7

Section 13.  No Right of Employment........................................... 8

Section 14.  Administration................................................... 8

Section 15.  Amendment and Termination........................................ 9
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                              TOKHEIM CORPORATION
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


    The Tokheim Corporation Supplemental Executive Retirement Plan ("Plan") is hereby adopted by Tokheim Corporation ("Company"), effective April 28, 1999.

                                   Background

    1. The purpose of the Plan is to provide nonqualified deferred compensation for a select group of key management employees of the Company or an Affiliated Employer.

    2. Exhibit A, as amended from time to time, contains a list of each key management employee selected to participate in the Plan, contingent on such employee's execution of a participation agreement.

                                     Plan

     Section 1. Definitions. When the initial letter of a word or phrase is capitalized herein, the meaning of the word or phrase shall be as follows:

        (a) "Administrator" means the Company. In performing its duties as Administrator, the Company shall act through its Board or a Committee designated by the Board to administer the Plan. The initial members of the Committee are John Negovetich, Tim Eastom, and Norm Roelke.

        (b) "Affiliated Employer" means the Company and any subsidiary of the Company.

        (c) "Base Income" means, with respect to a Participant, the Participant's Base Monthly Rate multiplied by 12.

        (d) "Base Monthly Rate" means the sum of (i) the Participant's base monthly salary, before any reductions pursuant to the Participant's election, and (ii) one-twelfth of the average annual bonus for the two Fiscal Years immediately preceding the Participant's Termination of Employment.

        (e) "Beneficiary" means, with respect to a Participant, the person or persons determined pursuant to Section 7.

        (f) "Benefits Commencement Date" means, with respect to a Participant, the date as of which distribution of the Participant's Plan benefits is scheduled to begin; provided, however, in the case of a benefit payable pursuant to Section 6, the Benefits


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    Commencement Date shall be the first day of the month next following the
    Participant's death.

        (g) "Board" means the Company's Board of Directors.

        (h) "Change in Control" has the meaning specified in Section 9.

        (i) "Company" means Tokheim Corporation and any successor in interest.

        (j) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        (k) "Committee" means the committee of individuals designated by the Board to perform the functions of Administrator on behalf of the Company.

        (l) "Disabled" or "Disability" means, with respect to an Participant, that the Participant has a mental or physical condition that has rendered him or her incapable of performing services of the same type and nature rendered to the Employer immediately before onset of the condition, if such condition lasts at least 180 days. A physician appointed by and paid for by the Company shall determine the existence of such condition.

        (m) "Earliest Retirement Date" means, with respect to a Participant, the later of (i) the Triggering Event or (ii) the Participant's 60th birthday.

        (n) "Effective Date" means April 28, 1999.

        (o) "Employer" means the Company and any Affiliated Employer that employs a Participant.

        (p) "Fiscal Year" means the 12-consecutive month period beginning December 1 and ending the following November 30.

        (q) "Participant" means a key management employee (or, where the context so permits, former key management employee) who has become a participant pursuant to Section 2 and whose entire benefits hereunder have not been distributed or forfeited.

        (r) "Present Value" means present actuarial value, calculated using the factors specified in Section 9.

        (s) "Plan" means the Tokheim Supplemental Executive Retirement Plan, as set out in this document, as it is amended from time to time.


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        (t) "Surviving Spouse" means the person to whom a Participant is married on the date of his or her death.

        (u) "Target Retirement Benefit" means, with respect to a Participant, a monthly benefit equal to 60% of the Participant's Base Monthly Rate.

        (v) "Term Certain Expiration Date" means the 15th annual anniversary of the Benefits Commencement Date under the Plan.

        (w) "Termination of Employment" means, with respect to a Participant, a complete termination of the employment relationship between the Participant and all Affiliated Employers.

        (x) "Triggering Event" has the meaning specified in Section 9.

        (y) "Trust" means the trust created by the Company pursuant to Section
    10.

        (z) "Trustee" means the person or persons serving as trustee of the Trust.

        (aa) "Vested" means, with respect to a Participant, that his or her interest in the Plan is nonforfeitable, except as provided in Section 8. Except as provided in Section 9, the extent to which a Participant's interest under the Plan is Vested shall be determined pursuant to Section 3.

     Section 2. Participation. Participation in the Plan is limited to key management employees designated by the Board or a committee designated by the Board from time to time; provided however, an individual shall not become a Participant until he or she has signed a participation agreement aceptable to the Board or a committee designated by the Board from time to time.

     Section 3. Vesting. Subject only to the provisions of Section 8, a Participant's interest in benefits provided hereunder shall become Vested upon the first to occur of:

        (a) 60 consecutive months of employment by one or more Affiliated Employers

        (b)  a Change in Control,

        (c)  attainment of age 50, or

        (d) the Participant's death or Disability.

If a Participant Terminates Employment (other than because of his or her death) before becoming Vested, the Participant shall not be entitled to any benefit under the Plan.


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     Section 4.  Supplemental Retirement Benefit.  If a Participant Terminates
Employment for a reason other than his or her death with a Vested interest in his or her benefits hereunder, the Participant shall be entitled to a monthly benefit for life equal to his or her Target Retirement Benefit, beginning as of the first day of the month next following the later of the Participant's (i) 60/th/ birthday or (ii) Termination of Employment.

     Section 5. Post-Retirement Survivor Benefit. If a Participant dies after his or her Benefits Commencement Date and before the Term Certain Expiration Date, payment of the Target Retirement Benefit shall be made to the Participant's Beneficiary as of the first day of each month occurring after the Participant's death and before the Term Certain Expiration Date.

     Section 6.  Pre-Retirement Survivor Benefit.  If a Participant dies either
(i) while in the Employer's employ or (ii) after having Terminated Employment with a Vested benefit under the Plan but before his or her Benefits Commencement Date, payment of the Target Retirement Benefit shall be made to the Participant's Beneficiary as of the first day of each month occurring after the Participant's death and before the Term Certain Expiration Date.

     Section 7. Beneficiary. A Participant may designate one or more persons as Beneficiary to receive his or her interest in the Plan after his or her death To be effective, the designation must be made on a form acceptable to the Administrator and received by the Administrator during the Participant's life. If the Participant fails to designate a Beneficiary, the Beneficiary predeceases the Participant, or the Participant's designation is legally ineffective for any reason, the Participant's Beneficiary shall be (i) his or her spouse, if the Participant is survived by a spouse, or (ii) the Participant's estate, if the Participant is not survived by his or her spouse.

     Section 8. Forfeiture Provisions. Notwithstanding the preceding Sections, a Participant shall forfeit all rights hereunder, if he or she is discharged for Cause before the earlier of (i) a Change in Control or (ii) his or her Benefits Commencement Date. "Cause" means indictment for any act of theft, embezzlement, fraud, or the misappropriation of property constituting a felony under applicable state or federal law; provided, however, a Participant's Plan benefits shall be forfeited pursuant to this Section only if the Participant is ultimately convicted of or pleads guilty to such felony. Until such proceedings are resolved, the Participant's benefits under the Plan shall not be paid.

     Section 9.  Change in Control.
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        9.1. Benefits payable. Notwithstanding any provision of the Plan to the contrary, a Participant shall be entitled to receive the present value of his Target Retirement Benefit, as determined pursuant to Section 9.2, upon the occurrence of a Triggering Event.

            9.1.1 Triggering Event. A Triggering Event shall be deemed to have occurred if:

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                 9.1.1.1.  there is a Change in Control; and

                 9.1.1.2.  within 12 months after the Change in Control:

                           (a) the Company terminates this Plan or reduces
                     benefits (including the right to future accruals) hereunder, or

                           (b) there is a Termination of Employment with respect
                     to the  Participant.

            9.1.2. Change in Control. A "Change in Control" shall be deemed to have occurred if there has been one or more of the following:

                 9.1.2.1. any "person" (as such term is used in Section 13(d)(3)
            and 14(d)(2) of the Securities Exchange Act of 1934, as amended from time to time), other than a retirement plan sponsored by the Company, becomes a beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of Company's then outstanding securities;

                 9.1.2.2. less than 51% of the members of the Board are
            Incumbent Directors (as defined in the Company's Deferred Compensation Plan, as in effect on the Effective Date);

                 9.1.2.3. any corporation or group of associated persons acting in concert owns more than 25% of the outstanding shares of voting stock of the Company coupled with or followed by the exercise of the voting power of such shares by the election of two or more directors of the Company in any one election at the instance of such corporation or group;

                 9.1.2.4. the Company becomes a party to an agreement of merger, consolidation, or other reorganization pursuant to which the Company will be a constituent corporation, and either (i) the Company is not the surviving or resulting corporation, or (ii) the transaction will result in less than 60% of the outstanding voting securities of the surviving or resulting entity being owned by the former shareholders of the Company;

                 9.1.2.5. the Company becomes a party to an agreement providing for Company's sale or other disposition of all or substantially all of its assets to any individual, partnership, joint venture, association, trust, corporation, or other entity or person that is not an Affiliated Employer;


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                 9.1.2.6. an event that triggers the exercisability of rights under the Company's Shareholder Rights Plan, as in effect at the time of the Triggering Event; or

                 9.1.2.7. the occurrence of another event that the Board
            designates a Change in Control.

        9.2. Benefits. If a Triggering Event with respect to a Participant occurs, the Participant shall be entitled to a single lump sum payment within 30 days thereafter. If the Participant (or Beneficiary, in the case of a deceased Participant) Terminated Employment before the Change in Control, the amount of the lump sum payment shall be the Present Value of all future payments to which the Participant (or Beneficiary) is entitled pursuant to the Plan. If the Participant did not Terminate Employment before the Change in Control, the amount of the lump sum payment shall be the Present Value of the benefits that would be payable to the Participant beginning as of his Earliest Retirement Date, if he remained employed until such date and his Base Income increased annually until such date in a manner equivalent to his past increases in Base Income. For purposes of this Section, Present Value shall be determined using 1983 Group Annuity Mortality Table, 50% male/ 50% female and a discount rate equal to the average rate for 30-year United States government bonds over the calendar year preceding the Change in Control.

     Section 10. Trust Fund. The Company shall enter into a trust agreement creating a trust to implement and carry out the provisions of the Plan and to finance benefits under the Plan. All rights of a Participant or Beneficiary under the Plan shall be subject to all the terms and conditions of the Trust. The Company may modify the Trust from time to time to accomplish the purposes of the Plan. The Company shall not have any right, title, or interest in the contributions made to the Trust and no part of the Trust assets shall revert to the Company until all benefits have been paid; provided, however, all assets of the Trust shall at all times be subject to the claims of the Company's creditors. If the Trust does not timely make a benefit payment, the Employer shall pay it within 20 days of its due date. No Participant or Beneficiary has any right or interest in the Trust assets except as expressly provided in the Plan and the Trust.

     Section 11.  Funding of Trust.
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        (a) Annual Deposits.  If funded by life insurance, the Employer shall deposit the following amounts in the Trust no less frequently than annually:

            (1) for each Fiscal Year, the total amount of premiums due for that Fiscal Year with respect to all life insurance policies then maintained in the Trust, less the total value of cash and liquid assets maintained in such Trust on the first day of that Fiscal Year (not including any cash value of such insurance policies); and

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            (2) for each Fiscal Year, such amounts as shall be needed from time to time for the Trustee to make all benefit payments due under the Plan for such Fiscal Year, reduced by the value of the other Trust assets (except for life insurance policies) then available to pay such benefits.

        (b) Funding on Change in Control. Upon a Change in Control, the Company shall promptly deposit any amount necessary to increase the Trust assets to an amount equal to or greater than the amount that would be payable pursuant to Section 9.2, if a Triggering Event occurred with respect to all Participants on the Change in Control date.

        (c) Tokheim May Make Additional Contributions. Although the Company is obligated only to make contributions to the Trust as aforesaid in this
    Section 11, it may make any additional contributions to the Trust from time to time as it desires.

     Section 12.  General Provisions.
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        (a)  Other Participants.  The Company may from time to time add
    Participants to be covered under the Plan, under the same or different terms and conditions as are stated herein, provided that no such addition shall reduce or eliminate the benefits of any Participant then covered under the Plan without the Participant's written consent.

        (b) Governing Law. To the extent not preempted by ERISA, this Plan shall be construed in accordance with and governed by the internal laws (but not the jurisdictional or choice of law rules) of the State of Indiana.

        (c) Headings. The headings herein are for convenience only and shall not affect in any way the meaning or interpretation of this Plan.

        (d) Non-Assignability of Benefits. No benefit payable at any time under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, garnishment, or encumbrance of any kind.
    Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefit whether presently or thereafter payable shall be void. No benefit hereunder nor the Trust shall in any manner be liable for or subject to the debts or liabilities of any Participant, Beneficiary, or other person entitled to any benefit. Any attempted assignment, transfer, pledge, disposition or encumbrance in contravention of this provision, or the levy, attachment, execution, garnishment or other judicial process thereupon shall be null and void and without effect.

        (e) Other Rights Unaffected. A Participant's rights under any pension or profit sharing plans or other arrangements of the Employer in which he or she is a participant shall be governed solely by the terms of such plans and programs, and shall be unaffected by this Plan. Further, any deferred compensation payable under this Plan shall not be

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    deemed salary or other compensation to the Participant for the purpose of computing benefits to which he or she may be entitled under any pension, profit sharing, or othe plan or arrangement of the Employer.

        (f) Payments to Legal Representatives. If the Board finds that any Participant or Beneficiary is unable to care for his or her affairs because of illness or accident, any payment due may be paid to such payee's spouse, a child, a parent, sibling, or any person deemed by the Board to have responsibility for the care of such payee; provided, however, such payment shall be paid to that payee's duly appointed guardian, committee, or other legal representative upon presentation of a proper claim to the Board. Any payment made pursuant to this Subsection shall constitute a complete discharge of the liabilities of the Employer and the Trust under this Plan with respect to such payment.

        (g) Reversion of Excess. The Employer's obligations to pay benefits under the Plan shall be satisfied when it has paid all of the benefits promised under the Plan. Therefore, once this has been done, any remaining assets of the Trust or held in escrow or otherwise on behalf of the Plan or Trust shall revert to the Company.

        (h) Severability. If any provision of the Plan is invalid as applied to any fact or circumstances, its invalidity shall not effect the validity of any other provision of the Plan or of the same provision as applied to any other fact or circumstance.

        (i) Attorneys' Fees and Expenses. A Participant shall be entitled to recover from the Company his or her reasonable attorneys' fees, costs, and expenses incurred as a result of any successful action to enforce any of his or her rights under the Plan.

        (j) Successors. The Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Participant and his or her successors and assigns, including his or her heirs, executors, administrators, and legal representatives.

        (k) Tax Withholding. The Employer shall provide to the Trustee appropriate federal, state, and local tax withholding information, and the Trustee shall withhold such amounts from the distributions and shall deliver to the Employer for remittance to the appropriate taxing authority the amounts of any taxes required to be withheld. The Employer shall have full responsibility for the proper remittance of all withholding taxes to the appropriate taxing authority and shall furnish the Participant or Beneficiary and the Trustee with the appropriate tax information form reporting the amounts of such distributions and any withholding taxes.

     Section 13. No Right of Employment. Nothing contained in the Plan shall be construed as conferring upon any Participant the right to continue in the employ of the Employer as a participant or in any other capacity. The Employer's right to discipline or discharge any Participant or any other employee shall not be affected by any provisions of the Plan.


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     Section 14. Administration. The Plan shall be administered by the
Administrator. All costs of administration shall be borne by the Company. The Administrator shall be the named fiduciary as that term is used in ERISA. The Administrator may employ and suitably compensate such attorneys and advisors and such clerical and other service providers as it may deem necessary for the performance of its duties. The Administrator shall have authority to promulgate such uniform and nondiscriminatory rules for the Plan as are not inconsistent with the provisions of the Plan or the Trust document and to make or cause to be made all reports and filings necessary to meet its responsibilities under ERISA concerning reporting and disclosure.

     The Administrator shall enforce the Plan in accordance with its terms and in accordance with the terms of the Trust document and shall have all powers necessary to accomplish that purpose including without limiting the generality of the foregoing, the following: (i) to determine conclusively all questions of fact, including those relating to the eligibility of the Participants to receive benefits under the Plan; (ii) to compute and certify to the Trustee the amount of benefits payable to a Participant or Beneficiary; (iii) to authorize all disbursements by the Trustee from the Trust; (iv) to interpret conclusively the terms and provisions of the Plan; (v) to promulgate such uniform and nondiscriminatory rules for the Plan as are not inconsistent with the provisions hereof, and (vi) to make or cause to be made all reports and filings necessary to meet its responsibilities under ERISA concerning reporting and disclosure. In performing its duties hereunder, the Administrator may use its discretion to the maximum extent permitted by law.

     Section 15. Amendment and Termination. The Company reserves the sole and exclusive right to amend or terminate the Plan at any time; provided, however, such amendment or termination may not reduce the benefits of any Participant or Beneficiary accrued through the date of the amendment or termination in the absence of the Participant's or Beneficiary's written consent.


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    IN WITNESS WHEREOF, the undersigned duly authorized officer or the Company has executed this document on behalf of the Company of this 20th day of July, 1999.

                                 TOKHEIM CORPORATION



                                 By: /s/ Douglas K. Pinner
                                     -----------------------
                                     Douglas K. Pinner, Chairman, President
                                     and Chief Executive Officer




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                                   EXHIBIT A
                            KEY MANAGEMENT EMPLOYEE
                                  PARTICIPANTS



Douglas K Pinner              Chairman, President and CEO

John A. Negovetich            Executive VP, Administration, Finance and CFO

Jacques St-Denis              Executive VP. Operations

Norman L. Roelke              VP, Secretary and General Counsel